UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 17, 2003

_________________

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

2727 North Loop West,
Houston, Texas	77008-1037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (713) 880-6500

Item 5.  Other Events and Regulation FD Disclosure.

        On December 17, 2003, Enterprise Products Partners L.P. (the “Partnership”) issued and sold 4,413,549 Class B Special Units to an affiliate of Enterprise Products Company (“EPCO”) in a private sale. EPCO is a privately held company controlled by Dan Duncan, the Partnership’s co-founder and chairman of its general partner.

        The purchase price for the Class B Special Units was $100,000,000, or approximately $22.6575 per unit, representing a 5% discount from the $23.85 closing price of the Partnership’s Common Units on the New York Stock Exchange on December 16, 2003. The 5% discount is consistent with the 5% discount available to all unitholders under the Partnership’s distribution reinvestment plan. The Partnership plans to use the proceeds of the unit sale to retire debt.

        The Partnership’s Class B Special Units have rights identical to the Partnership’s Common Units with respect to Partnership distributions and other matters. However, the Class B Special Units do not have voting rights. The Class B Special Units may become convertible into Common Units upon receipt of the requisite approval by the holders of the Partnership’s Common Units as required by the New York Stock Exchange.

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amendment No. 4, dated as of December 17, 2003, to Third Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of May 15, 2002, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, as general partner

	By:	/s/ Michael J. Knesek
Michael J. Knesek Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC
Date: December 17, 2003

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 4, dated as of December 17, 2003, to Third Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of May 15, 2002, as amended.

EXHIBIT INDEX-i